FRANKLIN OGELE
Attorney at Lliw
One Gateway Center, Suite 2600
Newark, NJ 07102
Email: fogele@msn.com

Phone (973) 277 4239
Fax (862) 772 3985

Bar Admissions
New York ltnd New .Jersey

July9,2016

ViVA Consulting Group Inc.
3 Dairyfield Court
Rockville, MD 20852

Re: Opinion of Counsel-Registration Statement on Form 1-A To the Board of Directors:
T have been engaged as cmmsel to ViVA Consulting Group  Inc. in connection  with the preparation  and filing of a registration  statement on Form 1-A. The registration  statement  covers the regjstration  under the Securities  Act of 1933 of 50,000 Units of Preferred Shares to be sold  by ViVA Consulting  Group, Inc. a Delaware corporation.

In connection  Mth the opinion contained  herein, I have examined  the registration statement, the articles of incorporation and bylaws, the minutes of meetings of its board of directors, as well as all other documents  necessary to render an opinion. In my examination, I have assumed  the I.egal capacity of all natural persons, the genuineness  of all signatures,  the authenticity  of all documents  submitted  to me as originals,  the  conformity   to  original   documents  of  all  documents   submitted   to  me  as  certified  or photostatic copies and the authenticity of the original.s of such copies.

Based  upon  the foregoing, I am of  the opinion  that the 50,000  Units  of  Preferred  Shares  being sold pursuant  to  the  registration  statement  are  duly  authorized  and  will  be,  when  issued  in  the  manner described in the registration, legally and validly issued, fully paid and non-assessable.

The opinion opines  upon the laws of the State of Delaware  and reported judicial  decisions  interpreting those 1aws. This opinjon does not address or relate to any specific  state securities laws. I assume no duty to communicate with the registrant in respect to any matter that comes to my attention after the date of effectiveness of the registration statement.

I further consent to the use of this opinion as an exhibit to the registration statement and to the reference to my fmn in the prospectus made part of the registration statement.

Yours very truly,

/s/ Franklin I. Ogele

Franklin I. Ogele

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